                                                                    EXHIBIT 22.1

                 NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION    PERCENTAGE OWNERSHIP
                 ------------------                     -----------------------------    --------------------
Hayes Lemmerz International -- California, Inc.                   Delaware                       100%
Hayes Lemmerz International -- Michigan, Inc.                     Michigan                       100%
Hayes Lemmerz International -- Indiana, Inc.                      Delaware                       100%
Hayes Lemmerz International -- Georgia, Inc.                      Delaware                       100%
Hayes Lemmerz International -- Texas, Inc.                          Texas                        100%
Hayes Lemmerz International -- Ohio, Inc.                           Ohio                         100%
Hayes Lemmerz International -- Mexico, Inc.                       Delaware                       100%
Hayes Lemmerz, S.p.A.                                               Italy                        100%
HLI (Europe), Ltd.                                                Delaware                       100%
Hayes Lemmerz de Espana, S.A.                                       Spain                        100%
Hayes Lemmerz Japan Limited                                         Japan                        100%
HL Ohio Sub, Inc.                                                 Delaware                       100%
Motor Wheel de Mexico, S.A. de C.V.                                Mexico                         75%
Hayes Lemmerz Autokola, a.s.                                   Czech Republic                    100%
Aluminum Wheel Technology, Inc.                                   Delaware                        98%
HL Holdings BV                                                   Netherlands                     100%
HL Holding Germany GmbH                                            Germany                       100%
Hayes Lemmerz Hungary Consulting Limited Liability                 Hungary                       100%
Company
Newco Nr. 17 Vermogensverwaltungs GmbH                             Germany                       100%
Newco Nr. 18 Vermogensverwaltungs GmbH                             Germany                       100%
Hayes Lemmerz Holding GmbH                                         Germany                      99.9%
Hayes Lemmerz Werke GmbH                                           Germany                       100%
Hayes Lemmerz Werke Wohnungsbaugesellschaft mbH                    Germany                       100%
Metaalgieterij Giesen B.V.                                       Netherlands                      91%
Hayes Lemmerz Manresa SPRL                                          Spain                        100%
Hayes Lemmerz System Services N.V.                                 Belgium                      99.7%
Hayes Lemmerz Belgie N.V.                                          Belgium                      99.9%
Hayes Lemmerz Comercio e Participacoes SRL                         Brazil                       99.9%
Lemmerz Canada, Inc.                                               Canada                        100%
Hayes Lemmerz-Inci Jant Sanayi A.S.                                Turkey                         68%